Exhibit 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 12, 1999, on the financial statements of Star System, Inc. for the year ended December 31, 1998 included as Exhibit 99.7 in Concord EFS, Inc.'s (Concord) current Report 8-K/A dated April 16, 2001 into Concord's previously filed Registration Statements File No 333-62069, 33-60871, 333-74213, 333-74215 and 333-56066.

/s/ Arthur Andersen LLP

Phoenix, Arizona
April 11, 2001